Exhibit 4.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of October 18, 2005, by and between K-SEA TRANSPORTATION PARTNERS L.P., a Delaware limited partnership (“K-Sea”), and MARINE RESOURCES GROUP, INC., a Washington corporation (“MRG”).

WHEREAS, this Agreement is made in connection with the closing of the transactions contemplated by that certain Membership Interest Purchase Agreement, dated as of August 23, 2005, by and among K-Sea Operating Partnership, L.P., a Delaware limited partnership, K-Sea, MRG and Saltchuk Resources, Inc., a Washington corporation (the “Purchase Agreement”) and the issuance and sale of common units representing limited partner interests in K-Sea pursuant to the Purchase Agreement;

WHEREAS, K-Sea has agreed to provide the registration and other rights set forth in this Agreement for the benefit of MRG pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of MRG and K-Sea under the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1                                      Definitions.  The terms set forth below are used herein as so defined:

“Affiliate” has the mean set forth in the Purchase Agreement.

“Closing” has the meaning set forth in the Purchase Agreement.

“Closing Common Units” has the meaning set forth in the Purchase Agreement.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” has the meaning set forth in the Purchase Agreement.

 “Effectiveness Period” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means the record holder of any Registrable Securities.

 “K-Sea” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Losses” has the meaning specified therefor in Section 2.5(a) of this Agreement.

“MRG” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Person” has the meaning set forth in the Purchase Agreement.

 “Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Registrable Securities” means the Closing Common Units, all of which are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.

“Registration Expenses” has the meaning specified therefor in Section 2.4 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 2.4 of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).

Section 1.2                                      Registrable Securities.  Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force under the Securities Act); (c) such Registrable Security is held by K-Sea or one of its subsidiaries; or (d) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.

ARTICLE II.

REGISTRATION RIGHTS

Section 2.1                                      Shelf Registration.

(a)                                  Shelf Registration.  As soon as practicable following the Closing, but in any event within 60 days of the Closing, K-Sea shall prepare and file a Shelf Registration Statement. K-Sea shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective no later than 180 days after the date of the Closing.  A Shelf Registration Statement filed pursuant to this Section 2.1(a) shall be on such appropriate registration form of the Commission as shall be selected by K-Sea.  K-Sea will use its commercially reasonable efforts to cause the Shelf Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or there are no longer any Registrable Securities outstanding (the “Effectiveness Period”).  The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  MRG’s rights (and any transferee’s rights pursuant to Section 2.7) under this Section 2.1 shall terminate when such Registrable Securities become eligible for resale under Rule 144(k) (or any similar provision then in force under the Securities Act).

(b)                                 Delay Rights.  Notwithstanding anything to the contrary contained herein, K-Sea may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) K-Sea is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and K-Sea determines in good faith that K-Sea’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) K-Sea has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of K-Sea, would materially adversely affect K-Sea; however, in no event shall any delay pursuant hereto exceed 120 days in any calendar year.  Upon disclosure of such information or the termination of the condition described above, K-Sea shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.2                                      Sale Procedures.  In connection with its obligations contained in Section 2.1, K-Sea will, as expeditiously as possible:

(a)                                  prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;

(b)                                 furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such amendment thereto, and (ii) such number of copies of the Shelf Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement;

(c)                                  if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request, provided that K-Sea will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d)                                 promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any prospectus or prospectus supplement thereto;

(e)                                  immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by K-Sea of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.  Following the provision of such notice, K-Sea agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f)                                    upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g)                                 otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(h)                                 use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of K-Sea to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(i)                                     provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

(j)                                     enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

Each Selling Holder, upon receipt of notice from K-Sea of the happening of any event of the kind described in subsection (e) of this Section 2.2, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.2 or until it is advised in writing by K-Sea that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by K-Sea, such Selling Holder will deliver to K-Sea (at K-Sea’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.3                                      Cooperation by Holders.  K-Sea shall have no obligation to include in the Shelf Registration Statement units of a Holder who has failed to timely furnish such information which, in the opinion of counsel to K-Sea, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.4                                      Expenses.  K-Sea will pay all reasonable Registration Expenses in connection with the Shelf Registration Statement.  “Registration Expenses” means all expenses incident to K-Sea’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration pursuant to Section 2.1, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for K-Sea, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.  Except as otherwise provided in Section 2.5 hereof, K-Sea shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.  In addition, K-Sea shall not be responsible for any “Selling Expenses,” which means all discounts and selling commissions allocable to the sale of the Registrable Securities.  Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities.

Section 2.5                                      Indemnification.

(a)                                  By K-Sea.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, K-Sea will indemnify and hold harmless each Selling Holder thereunder, its directors and officers and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that K-Sea will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder or such controlling Person in writing specifically for use in the Shelf Registration Statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b)                                 By Each Selling Holder.  Each Selling Holder agrees severally and not jointly to indemnify and hold harmless K-Sea, its directors and officers, and each Person, if any, who controls K-Sea within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from K-Sea to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)                                  Notice.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.5.  In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof.  The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.  Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d)                                 Contribution.  If the indemnification provided for in this Section 2.5 is held by a court or government agency of competent jurisdiction to be unavailable to K-Sea or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between K-Sea on the one hand and such Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of K-Sea on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of K-Sea on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph.  The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)                                  Other Indemnification.  The provisions of this Section 2.5 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.6                                      Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, K-Sea agrees to use its commercially reasonable efforts to:

(a)                                  Make and keep public information regarding K-Sea available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;

(b)                                 File with the Commission in a timely manner all reports and other documents required of K-Sea under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)                                  So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of K-Sea, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.7                                      Transfer or Assignment of Registration Rights.  The rights to cause K-Sea to register Registrable Securities granted to MRG by K-Sea under this Article II may be transferred or assigned by MRG to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (a) unless such transferee is an Affiliate of MRG, each such transferee or assignee holds Registrable Securities representing at least 50% of the number of Closing Common Units sold pursuant to the terms of the Purchase Agreement, (b) K-Sea is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of MRG under this Agreement.

ARTICLE III.

MISCELLANEOUS

Section 3.1                                      Communications.  All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

(a)                                  if to MRG, at 1177 Fairview Avenue North, Seattle, WA 98109-4118, notice of which is given in accordance with the provisions of this Section 3.1,

(b)                                 if to a transferee of MRG, to such Holder at the address provided pursuant to Section 2.7 above, and

(c)                                  if to K-Sea, at 3245 Richmond Terrace, Staten Island, New York  10303, notice of which is given in accordance with the provisions of this Section 3.1.

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

Section 3.2                                      Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.3                                      Assignment of Rights.  All or any portion of the rights and obligations of MRG under this Agreement may be transferred or assigned by MRG in accordance with Section 2.7 hereof.

Section 3.4                                      Recapitalization, Exchanges, etc. Affecting the Common Units.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of K-Sea or any successor or assign of K-Sea (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.5                                      Specific Performance.  Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.6                                      Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.7                                      Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.8                                      Governing Law.  The laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of laws.

Section 3.9                                      Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10                                Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by K-Sea set forth herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11                                Amendment.  This Agreement may be amended only by means of a written amendment signed by K-Sea and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.12                                No Presumption.  In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

K-SEA TRANSPORTATION PARTNERS LP.

By:	K-Sea General Partner L.P.,
its General Partner

	By:	K-Sea General Partner GP LLC,
its General Partner

	By:	/s/ Richard P. Falcinelli
	Name:	Richard P. Falcinelli
	Title:	VP and Secretary

MARINE RESOURCES GROUP, INC.

	By:	/s/ Paul E. Stevens
	Name:	Paul E. Stevens
	Title:	President and C.E.O.